                                                                       EXHIBIT 1



                          5,000,000 Depositary Shares


                           FELCOR SUITE HOTELS, INC.

                    EACH REPRESENTING 1/100 OF A SHARE OF 9%
                 SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                            PAR VALUE $.01 PER SHARE



                             UNDERWRITING AGREEMENT



April 30, 1998
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                                                                  April 30, 1998





Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

Dear Sirs and Mesdames:

         FelCor Suite Hotels, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 5,000,000 depositary shares (the "Depositary Shares"), each representing 1/100 of a share of 9% Series B Cumulative Redeemable Preferred Stock, $.01 par value per share (the "Preferred Stock") of the Company. Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated and Smith Barney Inc. shall act as representatives (the "Representatives") of the several Underwriters.

         The Depositary Shares will be issued by SunTrust Bank, Atlanta, as Depositary (the "Depositary"), under a Deposit Agreement dated as of May 7, 1998 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts").

         The Company also proposes to issue and sell to the several Underwriters not more than an additional 750,000 depositary shares (the "Additional Depositary Shares"), each representing 1/100 of a share of Preferred Stock (the "Additional Preferred Stock"), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in
Section 2 hereof. Such Additional Depositary Shares will be issued by the Depositary under the Deposit Agreement and will be evidenced by additional depositary receipts (the "Additional Depositary Receipts") issued pursuant to the Deposit Agreement. The Preferred Stock, the Additional Preferred Stock, the Depositary Shares, the Additional Depositary Shares, the Depositary Receipts and the Additional Depositary Receipts are described in the Prospectus Supplement, which is referred to below, and are collectively referred to herein as the "Securities."

         Upon consummation of the transactions contemplated hereby and upon the Company's contribution of the net proceeds from the sale of the Depositary Shares, in exchange for units of partnership interest (the "Units") in FelCor Suites Limited Partnership, (the "Partnership"), a Delaware limited partnership, the Company will own an approximate 92.4% general partnership interest in the Partnership. As of April 17, 1998, the Partnership, directly or indirectly, owned interests in 76 hotels as described in the Prospectus, as defined herein (collectively, the "Current Hotels"). On March 23, 1998, the Company entered into a merger agreement (the "Merger Agreement") with Bristol Hotel Company ("Bristol") under which the owned and leased hotel assets of Bristol will be merged with and into the Company (the "Merger"). In addition, the Company has entered into an agreement (the "Acquisition Agreement") as described in the Prospectus to acquire eight additional hotels from an unaffiliated seller (such additional hotels, along with the hotels being acquired in connection with the Merger being hereinafter referred to as the "Acquisition Hotels") (the Current Hotels and the Acquisition Hotels are hereinafter referred to as the "Hotels").

         The Partnership leases the Current Hotels, and upon the purchase thereof will lease eight of the Acquisition Hotels, to DJONT Operations, L.L.C. or a subsidiary thereof (collectively, the "Lessee"), pursuant to separate leases providing for the payment of certain base amounts (the "Percentage Leases"). The Current Hotels are managed pursuant to separate management agreements (collectively, the "Management Agreements"). The Partnership will lease the remaining Acquisition Hotels to an affiliate of Bristol (the "Bristol Lessee") pursuant to leases similar to the Percentage Leases (the "Bristol Leases"). The Current Hotels are operated, and the Acquisition Hotels will be operated, by the Lessee and the Bristol Lessee pursuant to the terms of the Percentage Leases and the Bristol Leases, respectively. Other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Registration Statement (as hereinafter defined).

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to debt securities, preferred stock, depositary shares, common stock and common stock warrants and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Depositary Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Depositary Shares, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto.





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         1.      REPRESENTATIONS AND WARRANTIES.  The Company and the
Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the best knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

                 (b) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, and on the Closing Date (or the Option Closing Date, as the case may be, both as defined below) it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.
When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date (or the Option Closing Date, as the case may be, both as defined below), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in this paragraph (b) does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                 (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any





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
such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.


                 (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland with all requisite corporate power and authority to own and lease its properties and to conduct its business. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership or the Hotels taken as a whole. The Company will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership or any Hotels, taken as a whole. Except for the entities listed on Schedule II hereto (the "Subsidiaries"), the Company does not own or control, directly or indirectly, any corporation, association or other entity. The Partnership owns the percentage equity interests of each of the Subsidiaries as reflected on Schedule II. All of such equity interests have been duly and validly authorized and issued and are fully paid and are so owned free and clear of any pledge, lien, charge, encumbrance, security interests, preemptive right or other claims.

                 (e) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with all requisite partnership power and authority to own and lease its properties and to conduct its business. Each subsidiary of the Partnership has been duly formed and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of formation, except where the failure to do so would not have a material adverse effect on the Company, the Partnership or the Hotels, taken as a whole. The Partnership and its subsidiaries have been duly qualified or registered to do business and are in good standing as foreign partnerships, corporations or limited liability companies in each other jurisdiction in which the ownership or leasing of their properties or the nature or conduct of their business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership or the Hotels taken as a whole. The Partnership will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership or the Hotels, taken as a whole. The Company is the sole general partner of the Partnership, and at the Closing Date, will be the sole general partner of the Partnership and will own an approximate 92.4% interest in the Partnership. The Company owns all of the





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outstanding Series A Preferred Units in the Partnership and, upon issuance of such units on the Closing Date, will own all of the outstanding Series B Preferred Units in the Partnership.

                 (f) DJONT Operations, L.L.C. has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act. FCOAM, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas. The Lessee has all requisite limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business. Each subsidiary of DJONT Operations, L.L.C. (other than FCOAM, Inc.) has been duly formed, is validly existing and is in good standing under the laws of the State of Delaware. The Lessee and its subsidiaries have been duly qualified to do business and are in good standing as a foreign limited liability company or corporation in each other jurisdiction in which the ownership or leasing of their properties or the nature or conduct of their business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Lessee. The Lessee will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Lessee or the Hotels, taken as a whole.

                 (g) The Company has full legal right, power and authority to enter into this Agreement, the Deposit Agreement and the amendment to the articles of incorporation relating to the Preferred Stock (the "Articles Supplementary"), to issue, sell and deliver the Securities as provided herein and to consummate the transactions contemplated herein. This Agreement, the Deposit Agreement and the Articles Supplementary have been duly authorized, executed and delivered by the Company.

                 (h) The Partnership has full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership.

                 (i) The Company, the Partnership, and to the knowledge of the Company and the Partnership, each of the other parties to the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement"), the Percentage Leases and the Management Agreements have full legal right, power and authority to enter into each such agreement and to consummate the transactions contemplated therein. Each such agreement has been duly authorized, executed and delivered by the Company, the Partnership, and to the knowledge of the Company and the Partnership, each of the other parties. (This Agreement, the Deposit Agreement, the Articles Supplementary, the Partnership Agreements, the New Percentage Leases (as defined herein) and the New Management Agreements (as defined herein) sometimes are hereinafter referred to collectively as the "Operative Documents").

                 (j) The Partnership and, to the knowledge of the Company and the Partnership, each of the other parties to the Acquisition Agreement and the Merger Agreement have full legal





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right, power and authority to enter into such agreements and to consummate the transactions contemplated thereby. The Acquisition Agreement and the Merger Agreement have been duly authorized, executed and delivered by the Company and, to the Company's and the Partnership's knowledge, the other parties thereto and constitute valid and binding agreements, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                 (k) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Securities, the execution, delivery and performance of this Agreement, the Deposit Agreement and the Articles Supplementary and the consummation by the Company and the Partnership of the transactions contemplated hereby and thereby has been made or obtained and is in full force and effect; provided, however, that the Articles Supplementary have not been filed, but will be filed with the Maryland Department of Assessments and Taxation on or before the Closing Date.

                 (l) Neither the issuance, sale and delivery by the Company of the Securities, nor the execution, delivery and performance of this Agreement, the Deposit Agreement or the Articles Supplementary nor the consummation of the transactions contemplated hereby or thereby will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, any of the Operative Documents, the articles of incorporation (as amended by the Articles Supplementary), bylaws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Partnership; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or the Partnership is a party or to which they, any of them, any of their respective properties or other assets or any Current Hotel or the Acquisition Hotels is subject; or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

                 (m) The Depositary Shares to be issued and sold to the Underwriters hereunder and the Preferred Stock have been validly authorized by the Company. When the Preferred Stock and the Depositary Receipts evidencing the Depositary Shares representing interests in such Preferred Stock are issued and delivered against payment therefor as provided in this Agreement and the Deposit Agreement, the Preferred Stock will be duly and validly issued, fully paid and nonassessable. The deposit of the Preferred Stock by the Company with the Depositary pursuant to the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in accordance with the terms of the Agreement, the Depositary Shares will represent legal and valid interests in the Preferred Stock as provided in the Deposit Agreement. Assuming due authorization, execution and delivery of any Deposit Agreement by the Depositary, each Depositary Share, if any, will represent the interest described in the Prospectus in a validly issued, outstanding, fully paid and





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nonassessable share of Preferred Stock.  Assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement. There are no statutory or other preemptive rights of shareholders with respect to any of the Securities. No person or entity holds a right to require or participate in the registration under the Securities Act of the Securities pursuant to the Registration Statement other than those persons who have expressly waived such rights. No person or entity has a right of participation or first refusal with respect to the sale of the Securities by the Company. The form of certificates evidencing the Preferred Stock comply with all applicable requirements of Maryland law. The Depositary Receipts are in due and proper form.

                 (n) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock and the Series A Preferred Stock contained in the Prospectus. The Securities conform to their description contained in the Prospectus. None of the issued and outstanding shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive rights of shareholders. The Company has no other issued and outstanding capital stock. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                 (o) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Securities Act or exempt from the registration requirements of the Securities Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or were issued pursuant to an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                 (p) All of the issued Units have been duly and validly authorized and issued and are fully paid. None of the issued Units has been issued or is owned or held in violation of any preemptive right. The Units to be issued to the Company at the Closing Date have been duly and validly authorized by the Partnership. At the Closing Date, such Units will be validly issued and fully paid. All of the outstanding Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Units to be issued to the Company at the Closing Date will be issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                 (q) The financial statements of the Company, the Lessee and Bristol incorporated by reference in the Registration Statement and Prospectus, together with related schedules and notes (and any amendment or supplement thereto), present fairly the financial position of each entity, as of the dates indicated, and the results of operations and cash flows of such entity for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. No other financial statements or schedules are required by Form S-3





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or otherwise to be included or incorporated by reference in the Registration
Statement, the Prospectus, or any Preliminary Prospectus.

                 (r) Each of Coopers & Lybrand L.L.P., Arthur Andersen LLP and Price Waterhouse LLP, who have examined and are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are and were, during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Act.

                 (s) Since December 31, 1997, neither the Company, the Partnership, nor the Lessee has sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company, the Partnership, or the Lessee, (ii) any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Partnership or the Lessee and their respective subsidiaries, taken as a whole, from that set forth in the Prospectus, exclusive of any amendments, or supplements thereto subsequent to the date of this Agreement, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, the Partnership or the Lessee which is material to the business or condition (financial or other) of such entity, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock or partnership interests, as applicable, of the Company or the Partnership, or (v) any transaction that is material to the Company, the Partnership or the Lessee, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

                 (t) The Partnership has good and indefeasible title in fee simple to all real property and the improvements thereon owned by it free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except (i) such as are described in the Prospectus, (ii) such matters reflected in the owner's title insurance policies relating to such properties and (iii) such as do not materially adversely affect the value of the properties or the use proposed to be made of the property by the Partnership. Upon consummation of the transactions contemplated by the Acquisition Agreement and the Merger Agreement, the Partnership will have good and indefeasible title in fee simple to the Acquisition Hotels, and all related real property, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the proposed title commitments for the Acquisition Hotels or which do not materially adversely affect the value of the property or the use proposed to be made of the property by the Partnership or, with respect to the Acquisition Hotels to be acquired in the Merger, such as would not have a material adverse effect on the Company, the Partnership or any Hotels, taken as a whole. Except as disclosed in the Prospectus, neither the Company nor the Partnership owns or leases any real property as lessee





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
other than pursuant to leases which individually or in the aggregate are not material to the business, financial condition or results of operations of the Company and the Partnership. Except as disclosed in the Prospectus, no person other than the Partnership has an option or right of first refusal to purchase all or part of any Current Hotel or any interest therein other than certain options and rights of first refusal contained in the ground lease relating to the Embassy Suites in Kansas City, Missouri or partnership agreements to which the Partnership or its subsidiaries are parties. Each of the Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not in the aggregate have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Partnership, the Company or the Hotels, taken as a whole. Neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Hotels, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Partnership, the Company or the Hotels, taken as a whole.

                 (u) Neither the Company nor the Partnership is in violation of its respective articles of incorporation, bylaws, certificate of limited partnership or partnership agreement, as the case may be, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject; provided, however, that the Merger will require consents from certain third parties which either will be obtained or the failure to obtain would not have a material adverse effect on the Company, the Partnership or the Hotels, taken as a whole. Neither the Company nor the Partnership is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

                 (v) Except as described in the Prospectus, there is not pending or, to the knowledge of the Company or the Partnership, threatened, any action, suit, proceeding, inquiry or investigation against the Company, the Partnership, the Lessee or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity or which could adversely affect the consummation of the transactions contemplated by this Agreement or the Deposit Agreement.





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
                 (w) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To the best knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or the Partnership or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or the Partnership of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein.
All agreements between the Company, the Partnership, the Lessee, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Partnership and the Lessee, respectively, enforceable against such parties in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

                 (x) Except as described in the Prospectus, the Company, the Partnership or the Lessee owns, possesses or has obtained or has taken all necessary action to obtain (and will obtain) all material permits, licenses, franchises (including, with respect to the Lessee, the franchises relating to the Hotels), certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business, and neither the Company, the Partnership nor the Lessee has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

                 (y) Except as described in the Prospectus, the Company, the Partnership, and the Lessee own or possess or have the right to acquire (and will acquire) adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company, the Partnership, and the Lessee to conduct their respective businesses as presently conducted, and neither the Company, the Partnership, nor the Lessee has received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operation or condition (financial or otherwise) of the Company, the Partnership or the Lessee.

                 (z) The Company's, the Partnership's and to the best of the Company's and the Partnership's knowledge, the Lessee's, system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's, the Partnership's, or the Lessee's financial statements; and, to the best of the Company's and the Partnership's knowledge, neither the Company, the Partnership, nor the

Lessee, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnership, the Lessee, as the case may be, or received or retained any funds, and no funds of the Company, the Partnership, the Lessee, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

                 (aa) Each of the Company, the Partnership (to the extent not consolidated with the Company), and the Lessee has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon (except for certain tax returns, the failure of which to file will not have a material adverse effect on the Company, the Partnership or the Hotels, taken as a whole); and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity and which if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively. All tax liabilities are adequately provided for on the respective books of such entities.

                 (bb) The Company, the Partnership, and the Lessee maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the best of the Company's and the Partnership's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and the Lessee against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against, all of which insurance is in full force and effect.

                 (cc) To the best of the Company's knowledge, no general labor problem exists or is imminent with the employees of the Company or Lessee. The Partnership has no employees.

                 (dd) Each of the Company, the Partnership, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Depositary Shares.

                 (ee) The Depositary Shares are registered, or will be registered on or before the Closing Date, pursuant to Section 12(b) of the Exchange Act, and the Depositary Shares will be, within 30 days of the date of this Agreement, listed on the New York Stock Exchange.

                 (ff) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

                 (gg) Except as otherwise disclosed in the Prospectus, neither the Company, the Partnership, FelCor/CSS Holdings, L.P. ("Holdings") nor, to the best knowledge of the Company and the Partnership, any entity from whom the Partnership acquired or will acquire the Hotels has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled, or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under, or affecting any real property currently leased or owned (or proposed to be leased or owned) or by any means controlled by the Company or the Partnership, including the Hotels (the "Real Property"), except as in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property and the Company's and the Partnership's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and the Partnership have complied with, and are in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company nor the Partnership has received any written or oral notice from any governmental entity or any other person, and there is no pending or threatened claim, litigation, or any administrative agency proceeding that alleges a violation of any Environmental Laws by the Company or the Partnership; alleges that the Company or the Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section
 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or the Partnership is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards; except with respect to this representation (gg), such matters relating to certain of the Acquisition Hotels that will not have a material adverse effect on the Company, the Partnership or the Hotels, taken as a whole.

                 (hh) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code. The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

                 (ii) None of the Company, the Partnership, or the Lessee is, will become as a result of the transactions contemplated hereby, or will conduct its respective business in a manner in which any such entity would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 (jj) No real estate appraisal firm which prepared appraisals of the Hotels, nor any environmental engineering firm which prepared Phase I environmental assessment reports with respect to the Hotels, was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Partnership, the Lessee, or any selling entity.

                 (kk) The Merger will not conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, any of the Operative Documents, the articles of incorporation, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Partnership; any indenture, mortgagee, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or the Partnership is a party or to which they, any of them, any of their respective properties or other assets or any Current Hotel or the Acquisition Hotels is subject (provided, however, that such Merger will require consents from certain third parties which either will be obtained or the failure to obtain will not have a material adverse effect on the Company, the Partnership or the Hotels); or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

                 (ll) Holdings is not currently prohibited, directly or indirectly, from making distributions to the Company, from repaying to the Company any loans or advances to Holdings, or from transferring any of Holdings' property or assets to the Company, except as disclosed in the Prospectus.

                 (mm) The Company has not, directly or indirectly (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Depositary Shares or (ii) since the filing of the Registration Statement
(A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Depositary Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (nn) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule, or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         Any certificate signed by any officer of the Company on behalf of the Company, or the Partnership and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, the respective numbers of Depositary Shares set forth in Schedule I hereto opposite its name at U.S. $24.2125 a share (the "Purchase Price").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Depositary Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Depositary Shares at the Purchase Price. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Depositary Shares to be purchased by the Underwriters and the date on which such shares would be purchased. Such date may be the same as the Closing Date (as defined herein) but not earlier than the Closing Date nor later than 10 business days after the date of such notice. Additional Depositary Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Depositary Shares. If any Additional Depositary Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Depositary Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Depositary Shares to be purchased as the number of Depositary Shares set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Depositary Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Depositary Shares or any shares of Preferred Stock. The foregoing sentence shall not apply to (A) the Depositary Shares to be sold hereunder, or (B) transactions by any person other than the Company relating to Depositary Shares and/or shares of Preferred Stock or other securities acquired in open market transactions after the completion of the offering of the Depositary Shares.

                 3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Depositary Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Depositary Shares are to be offered to the public initially at U.S. $25.00 a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $.50 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $.40 a share, to any Underwriter or to certain other dealers.

                 4. PAYMENT AND DELIVERY. Payment for the Depositary Shares to be sold by the Company shall be made in Federal or other funds immediately available in New York City against delivery of such Depositary Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 7, 1998, or at such other time on the same or such other date, not later than May 14, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Depositary Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Depositary Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 12, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

         Depositary Receipts and Additional Depositary Receipts for the Depositary Shares and the Additional Depositary Shares, as applicable shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or Option Closing Date, as applicable. The Depositary Receipts and Additional Depositary Receipts evidencing the Depositary Shares and the Additional Depositary Shares, as applicable shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Depositary Shares and the Additional Depositary Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Depositary Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Depositary Shares on the Closing Date are subject to the following conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                 (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                 (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Partnership and their respective subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Depositary Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(ii) above and (ii) a certificate, dated the Closing Date and signed by an executive officer of the Company and the general partner of the Partnership to the effect that the representations and warranties of the Company and the Partnership contained in this Agreement are true and correct as of the Closing Date and that the Company and the Partnership have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date, an opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for the Company and the Partnership, dated the Closing Date and addressed to the Underwriters, to the effect that:

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under Maryland law with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business. The Company has been duly qualified to do business and is in good standing as a foreign corporation in the states of Arizona, California, Colorado, Delaware, Florida, Georgia, Illinois, Kentucky, Louisiana, Massachusetts, Minnesota, Missouri, Nebraska, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, and Texas. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing the Company's properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole. To such counsel's knowledge, except for the entities listed on Schedule II to this Agreement, the Company does not own or control, directly or indirectly, any corporation, association or control, directly or indirectly, any corporation, association or other entity. The Partnership owns the percentage equity interests of each of the Subsidiaries as reflected on Schedule II. All of such equity interests have been duly and validly authorized and issued and are fully paid and are so owned free and clear of any pledge, lien, charge, encumbrance, security interests, preemptive right or other claims.

                 (ii) The Partnership has been duly formed and validly existing under the Delaware Act with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in the states of Arizona, California, Colorado, Florida, Georgia, Illinois, Kentucky, Louisiana, Massachusetts, Minnesota, Missouri, Nebraska, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee and Texas. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing of the Partnership's properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole. The Company is the sole general partner of the Partnership and upon its delivery to the Partnership of the net proceeds from the sale of the Depositary Shares pursuant hereto, will own an approximate 92.4% general partnership interest in the Partnership. The Company owns all of the outstanding Series A Preferred Units in the Partnership and, upon issuance of such units on the Closing Date, will own all of the outstanding Series B Preferred Units in the Partnership.

                 (iii) Holdings has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act. It has all requisite partnership power and authority to own, lease and operate its properties and conduct its business. It has been duly qualified to do business and is in good standing as a foreign partnership or corporation in the states of Alabama, Arizona, California, Florida, Louisiana, Minnesota, Ohio and Texas. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of the Company and the Partnership taken as a whole.

                 (iv) DJONT Operations, L.L.C. has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act. DJONT Operations, L.L.C. has all requisite limited liability company power and authority to own, lease and operate its properties and conduct its business. DJONT Operations, L.L.C. has been duly qualified to do business and is in good standing as a foreign limited liability company in the states of Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Kentucky, Louisiana, Minnesota, New Jersey, Ohio, Oklahoma, Tennessee and Texas. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of the Lessee. The subsidiaries of DJONT Operations, L.L.C. consist of DJONT Leasing, L.L.C., FCH/DT

                          Leasing, L.L.C., FCH/DT Leasing II, L.L.C., FCH/SH Leasing, L.L.C., FCH/SH Leasing II, L.L.C., and DJONT/EPT Leasing, L.L.C., each of which is a Delaware limited liability company (collectively, the "LLC Subsidiaries"), and FCOAM, Inc., a Texas corporation ("FCOAM"). Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act. FCOAM has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas. Each of the LLC Subsidiaries and FCOAM has all requisite limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business.
                          Each of the LLC Subsidiaries has been duly qualified to do business and is in good standing as a foreign limited liability company in the states indicated on
                          Schedule III hereto. FCOAM has been duly qualified to do business and is in good standing as a foreign corporation in the state of Massachusetts. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing of the LLC Subsidiaries, and FCOAM's respective properties or the nature or conduct of their respective business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of the LLC Subsidiaries, FCOAM and the Lessee taken as a whole.

                 (v) The Company has full corporate right, power and authority to enter into, deliver and perform this Agreement, the Deposit Agreement and the Articles Supplementary, to issue, sell and deliver the Depositary Shares and the Preferred Stock as provided herein and therein and to consummate the transactions contemplated herein. This Agreement, the Deposit Agreement and the Articles Supplementary have been duly authorized, executed and delivered by the Company.

                 (vi) The Partnership has full partnership right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership.

                 (vii) The Partnership has full partnership right, power and authority to enter into, either for itself or on behalf of a subsidiary, each of the Percentage Leases (the "New Percentage Leases") relating to the Current Hotels acquired since October 1, 1997. Each New Percentage Lease has been duly authorized, executed and delivered by the Partnership. Each New Percentage Lease should be construed to create a valid leasehold interest in favor of the Lessee.

                 (viii) The Lessee has full limited liability company right, power and authority to enter into each of the New Percentage Leases and the Management Agreements (the "New Management Agreements") relating to the Current Hotels acquired since October 1, 1997 and to consummate the transactions contemplated therein. Each such agreement relating to the Current Hotels acquired since October 1, 1997 has been duly authorized, executed and delivered by the Lessee.

                 (ix) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Depositary Shares, the execution, delivery and performance of this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby, the execution, delivery and performance of the other Operative Documents to which either the Company or the Partnership is a party and the consummation by the Company and/or the Partnership, as applicable, of the transactions contemplated thereby, including without limitation the issuance of Units, has been made or obtained and is in full force and effect, except such (i) as may be necessary under state securities or real estate syndication laws or by the NASD in connection with the purchase and distribution of the Depositary Shares by the Underwriters, as to which such counsel need express no opinion, or (ii) solely as the same may relate to the Operative Documents, the lack of which would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole.

                 (x) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the execution, delivery and performance of the Operative Documents by the Lessee, and the consummation by the Lessee of the transactions contemplated thereby, has been made or obtained or filed and is in full force and effect, except such (i) as may be necessary under state securities or real estate syndication laws or by the NASD in connection with the purchase and distribution of the Depositary Shares by the Underwriters, as to which such counsel need express no opinion, or (ii) the lack of which would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Lessee.

                 (xi) Neither the issuance, sale and delivery by the Company of the Preferred Stock or the Depositary Shares, nor the execution, delivery and performance of this Agreement, the Deposit Agreement nor the Articles Supplementary by the Company and/or the Partnership, nor the consummation of the transactions contemplated hereby or thereby by the Company or the Partnership, will violate any of the terms and provisions of, or constitute a default under, any of the Operative Documents, the articles of incorporation, bylaws, certificate of limited partnership or partnership agreement, as the case may be, of any such entity, as applicable; or, to such counsel's knowledge, under any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or the Partnership is a party or to which they, either of them, any of their respective properties or other assets or any Current Hotel owned by the Partnership or Holdings as of the date hereof is subject, except for violations or defaults under agreements or instruments which have since been terminated, cured or otherwise satisfied or such violations or defaults as would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole; or, to such counsel's knowledge, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing, except for liens, charges, claims or encumbrances which are created by the Operative Documents or which have since been terminated, cured or otherwise would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole.

                 (xii) The Depositary Shares to be issued and sold to the Underwriters hereunder and the Preferred Stock have been validly authorized by the Company. When the Preferred Stock and the Depositary Receipts evidencing the Depositary Shares representing interests in such Preferred Stock are issued and delivered against payment therefor as provided in this Agreement and the Deposit Agreement, the Preferred Stock will be duly and validly issued, fully paid and nonassessable. The deposit of the Preferred Stock by the Company with the Depositary pursuant to the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in accordance with the terms of the Agreement, the Depositary Shares will represent legal and valid interests in the Preferred Stock as provided in the Deposit Agreement. Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share, if any, will represent the interest described in the Prospectus in a validly issued, outstanding, fully paid and nonassessable share of Preferred Stock. Assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Depositary Shares by the Company. The form of certificates evidencing the Preferred Stock comply in all material respects with all applicable requirements of Maryland law. The Depositary Receipts are in due and proper form. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Securities Act or exempt from the registration requirements of the Securities Act by reason of Sections 3(b), 4(2) or 4(6) thereof, and (with the exception of shares of Common Stock and Series A Preferred Stock registered under the Securities Act, as to which such counsel need not opine) were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                 (xiii) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable. To the knowledge of such counsel, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                 (xiv) All of the issued Units have been duly and validly authorized and issued and are fully paid. None of the issued Units have been issued or is owned or held in violation of any preemptive rights. The Units to be issued to the Company at the Closing Date have been duly and validly authorized by the Partnership. When issued and delivered against payment thereof as provided in the Partnership Agreement, such Units will be duly and validly issued and fully paid. All of the outstanding Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Units to be issued to the Company at the Closing Time will be issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                 (xv) Neither the Company, the Partnership nor the Lessee is in violation of its respective articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, and to the knowledge of such counsel no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which any such entity is a party or by which any such entity or any of its properties is subject. To the knowledge of such counsel, neither the Company, the

                          Partnership nor the Lessee is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

                 (xvi) To such counsel's knowledge and except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company, the Partnership, the Lessee or Holdings or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, which, if determined adversely to any such entity, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and the Partnership, taken as a whole.

                 (xvii) There are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To such counsel's knowledge, there are no statutes or regulations applicable to the Company, the Partnership or the Lessee or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by any such entity, known to such counsel, of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. To such counsel's knowledge, all material agreements between the Company, the Partnership or the Lessee, respectively, and third parties expressly referenced in the Prospectus, assuming due authorization, execution and delivery thereof by each other party thereto, are legal, valid and binding obligations of each such entity, respectively, enforceable against such entity in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                 (xviii) The Company has applied to list the Depositary Shares on the New York Stock Exchange.

                 (xix) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act. Other than financial statements and other financial and operating information data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, all Preliminary Prospectuses, the Prospectus and any amendment or supplement thereto, appear on their face to conform as to form in all material respects with the requirements of Form S-3 under the Securities Act.
                          To such counsel's knowledge, the conditions for use of a registration statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement.

                 (xx) Such counsel has no reason to believe that the Registration Statement including the Incorporated Documents, or any further amendment thereto made prior to the Closing Date, on its effective date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to the Closing Date, as of its issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

                 (xxi) The Incorporated Documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied on their face as to conform in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes them to believe that any of such Incorporated Documents (other than the financial statements and related schedules therein, as to which such counsel need express no belief), when such Incorporated Documents were so filed, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading.

                 (xxii) None of the Company, the Partnership or the Lessee is, or solely as a result of the consummation of the transactions contemplated hereby will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 (xxiii) The descriptions in or incorporated by reference in the Prospectus or the Preliminary Prospectus of statutes, regulations, legal or governmental proceedings, the Percentage Leases, and the Management Agreements therein described present fairly a summary of the information required to be shown under the Act. The descriptions in the Registration Statement and the Prospectus or the Preliminary Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown.

         In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States and jurisdictions in which they are admitted, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. In addition, in rendering the foregoing opinion, such counsel may rely on, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Partnership and the Lessee and certificates or other written statements of officers or departments of various jurisdictions, having custody of documents respecting the existence or good standing of the Company, the Partnership and the Lessee provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.

                 (d) The Underwriters shall have received on the Closing Date, an opinion of Hunton & Williams, tax counsel for the Company and the Partnership, dated the Closing Date and addressed to the Underwriters, to the effect that the Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT"), pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Company's proposed method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code. The Company has taken all necessary action to be treated, effective beginning with the year ended December 31, 1994, as a REIT under the Code. The Partnership will be treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation. In rendering the foregoing opinion, such counsel may rely on, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Partnership and the Lessee and certificates or other written statements of officers or departments of various jurisdictions, having custody of documents respecting the existence or good standing of the Company, the Partnership and the Lessee provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel.

                 (e) The Underwriters shall have received on the Closing Date an opinion of King & Spalding, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (xii) (but only with respect to the due authorization, issuance and delivery of the Depositary Shares), (xix) and (xx) of paragraph (c) above, and to the effect that the statements in the Prospectus Supplement under the captions "Description of Series B Preferred Stock and Depositary Shares," and "Underwriting" fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

         With respect to subparagraph (xx) of paragraph (c) above, Jenkens & Gilchrist and King & Spalding may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         The opinions of Jenkens & Gilchrist and Hunton & Williams described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Coopers & Lybrand L.L.P., Arthur Andersen LLP and Price Waterhouse LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         The several obligations of the Underwriters to purchase Additional Depositary Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Depositary Shares and other matters related to the issuance of the Additional Depositary Shares.

         6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, seven conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Depositary Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Depositary Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Depositary Shares and the Preferred Stock for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 1999 that satisfies the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, each Preliminary Prospectus Supplement, the Prospectus Supplement and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Depositary Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Depositary Shares under state securities laws and all expenses in connection with the qualification of the Depositary Shares and the Preferred Stock for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Depositary Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Depositary Shares and all costs and expenses incident to listing the Depositary Shares on the NYSE, (vi) the cost of printing the Depositary Receipts and the certificates representing the Preferred Stock, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Depositary Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Depositary Shares by them and any advertising expenses connected with any offers they may make.

         7. INDEMNITY AND CONTRIBUTION. (a) The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Partnership, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Company or the Partnership within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Partnership, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Company or the Partnership within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company and the Partnership, and such directors, officers and control persons of the Company and the Partnership, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d)     To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Depositary Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Depositary Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Depositary Shares (before deducting expenses) received by the Company and the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Depositary Shares. The relative fault of the Company and the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Depositary Shares they have purchased hereunder, and not joint.

         (e) The Company, the Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)     The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company and the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, the Partnership, their respective officers or directors or any person controlling the Company or the Partnership and (iii) acceptance of and payment for any of the Depositary Shares.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Depositary Shares on the terms and in the manner contemplated in the Prospectus.

         9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Depositary Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Depositary Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Depositary Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Depositary Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Depositary Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Depositary Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Depositary Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such number of Depositary Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Depositary Shares and the aggregate number of Depositary Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Depositary Shares to be purchased and arrangements satisfactory to you and the Company for the purchase of such Depositary Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Depositary Shares and their aggregate number of Additional Depositary Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Depositary Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Depositary Shares or (ii) purchase not less than the number of Additional Depositary Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       FELCOR SUITE HOTELS, INC.



                                       By:/s/ Randall L. Churchey
                                              Randall L. Churchey,
                                              Senior Vice President and
                                              Chief Financial Officer



                                       FELCOR SUITES LIMITED PARTNERSHIP

                                       By:    FELCOR SUITE HOTELS, INC., General
                                              Partner



                                       By:/s/ Randall L. Churchey
                                              Randall L. Churchey,
                                              Senior Vice President and
                                              Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Prudential Securities Incorporated
Smith Barney Inc.

Acting severally on behalf
of themselves and the several
Underwriters named in
Schedule I hereto.

         By Morgan Stanley & Co.
                          Incorporated


         By: /s/ Michael Fusco
             --------------------------------
                 Name:    Michael Fusco
                 Title:   Vice President

                                   SCHEDULE I

                                  Underwriters


                                                                 Number of
                                                             Depositary Shares
              Underwriter                                     To Be Purchased
              -----------                                    -----------------
Morgan Stanley & Co. Incorporated                                  1,157,195
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated                                   1,157,185
Prudential Securities Incorporated                                 1,157,185
Smith Barney Inc.                                                  1,157,185
BT Alex Brown Incorporated                                            57,500
Bear, Stearns & Co. Inc.                                              57,500
CIBC Oppenheimer Corp.                                                57,500
Dain Rauscher Incorporated                                            57,500
A.G. Edwards & Sons, Inc.                                             57,500
Goldman, Sachs & Co.                                                  57,500
Lehman Brothers Inc.                                                  57,500
Morgan Keegan & Company, Inc.                                         57,500
Advest, Inc.                                                          28,750
Robert W. Baird & Co. Incorporated                                    28,750
J.C. Bradford & Co.                                                   28,750
Cowen & Company                                                       28,750
Craigie Incorporated                                                  28,750
Crowell, Weedon & Co.                                                 28,750
Davenport & Company LLC                                               28,750
First Albany Corporation                                              28,750
First of Michigan Corporation                                         28,750
Gibraltar Securities Co.                                              28,750
Interstate/Johnson Lane Corporation                                   28,750
Janney Montgomery Scott Inc.                                          28,750
McDonald & Company Securities, Inc.                                   28,750
McGinn, Smith & Co., Inc.                                             28,750
H.J. Meyers & Co., Inc.                                               28,750
W.J. Nolan & Company Inc.                                             28,750
Piper Jaffray Inc.                                                    28,750
The Robinson-Humphrey Company, LLC                                    28,750
Roney & Co., L.L.C.                                                   28,750

Scott & Stringfellow, Inc.                                            28,750
Southwest Securities, Inc.                                            28,750
Stifel, Nicolaus & Company, Incorporated                              28,750
Tucker Anthony Incorporated                                           28,750


                                                                   ---------
              Total Depositary Shares                              5,750,000
                                                                   =========

                                  SCHEDULE II


                   Subsidiaries of FelCor Suite Hotels, Inc.


          THE FOLLOWING IS A TRUE AND CORRECT LIST OF THE SUBSIDIARIES OF FELCOR SUITE HOTELS, INC. ("FELCOR") AS OF APRIL 20, 1998


                                              STATE AND FORM OF
              NAME                               ORGANIZATION                    OWNERSHIP INTEREST(1)
              ----                        -------------------------              ------------------
FelCor Suites Limited Partnership               Delaware; Limited            92.4% GP interest owned by FelCor
("FelCor LP")                                   Partnership

FelCor/CSS Hotels, L.L.C. ("FelCor/CSS          Delaware; Limited            100% owned by FelCor LP
Hotels")                                        Liability Company

FelCor/CSS Holdings, L.P.                       Delaware;                    1% GP interest owned by
                                                Limited Partnership          FelCor/CSS Hotels; 99% LP
                                                                             interest owned by FelCor LP

FelCor/St. Paul Holdings, L.P.                  Delaware;                    1% GP interest owned by
                                                Limited Partnership          FelCor/CSS Hotels; 99% LP
                                                                             interest owned by FelCor LP

FelCor/LAX Hotels, L.L.C. ("FelCor/LAX          Delaware; Limited            100% owned by FelCor LP
Hotels")                                        Liability Company

FelCor/LAX Holdings, L.P. ("FelCor/LAX          Delaware;                    1% GP Interest owned by
Holdings")                                      Limited Partnership          FelCor/LAX Hotels; 99% LP
                                                                             interest owned by FelCor LP

Los Angeles International Airport Hotel         Texas;                       50% GP interest owned by
Associates, L.P.                                Limited Partnership          FelCor/LAX Holdings and
                                                                             47.2% LP interest owned by
                                                                             FelCor/LAX Hotels

FCH/DT Hotels, L.L.C.                           Delaware; Limited            90% owned by FelCor LP
                                                Liability Company

FCH/DT Holdings, L.P.                           Delaware;                    1% GP interest owned by FCH/DT
                                                Limited Partnership          Hotels, L.L.C.; 89.1% LP interest
                                                                             owned by FelCor LP

FCH/DT BWI Holdings, L.P.                       Delaware;                    1% GP interest owned by FCH/DT
                                                Limited Partnership          Hotels, L.L.C.; 99% LP interest
                                                                             owned by FCH/DT Holdings, LP

FelCor/Charlotte Hotel, L.L.C.                  Delaware; Limited            50% owned by FelCor/CSS Hotels
("FelCor/Charlotte")                            Liability Company

E. S. Charlotte Limited Partnership             Minnesota;                   2% GP interest owned by
                                                Limited Partnership          FelCor/Charlotte; 49% LP interest
                                                                             owned by FelCor LP

FelCor/Indianapolis Hotel, L.L.C.               Delaware; Limited            50% owned by FelCor/CSS Hotels
("Felcor/Indianapolis")                         Liability Company

E.S. North, an Indiana Limited                  Indiana;                     2% GP interest owned by
Partnership                                     Limited Partnership          FelCor/Indianapolis; 49% LP
                                                                             interest owned by FelCor LP

FelCor Eight Hotels, L.L.C.                     Delaware;                    100% owned by FelCor LP
("FelCor Eight Hotels")                         Limited Liability
                                                Company

EPT Atlanta - Perimeter Center Limited          Delaware;                    1% GP interest owned by FelCor
Partnership                                     Limited Partnership          Eight Hotels; 49% LP interest
("EPT Atlanta")                                                              owned by FelCor LP

EPT - Austin Limited Partnership                Delaware;                    1% GP interest owned by FelCor
("EPT Austin")                                  Limited Partnership          Eight Hotels; 49% LP interest
                                                                             owned by FelCor LP

EPT - Covina Limited Partnership                Delaware;                    1% GP interest owned by FelCor
("EPT Covina")                                  Limited Partnership          Eight Hotels; 49% LP interest
                                                                             owned by FelCor LP

EPT - Kansas City Limited Partnership           Delaware;                    1% GP interest owned by FelCor
                                                Limited Partnership          Eight Hotels; 49% LP interest
                                                                             owned by FelCor LP

EPT - Meadowlands Limited Partnership           Delaware;                    1% GP interest owned by FelCor
                                                Limited Partnership          Eight Hotels; 49% LP interest
                                                                             owned by FelCor LP

EPT - Overland Park Limited Partnership         Delaware;                    1% GP interest owned by FelCor
("EPT Overland Park")                           Limited Partnership          Eight Hotels; 49% LP interest
                                                                             owned by FelCor LP

EPT - Raleigh Limited Partnership               Delaware;                    1% GP interest owned by FelCor
("EPT Raleigh")                                 Limited Partnership          Eight Hotels; 49% LP interest
                                                                             owned by FelCor LP

EPT - San Antonio Limited Partnership           Delaware;                    1% GP interest owned by FelCor
("EPT San Antonio")                             Limited Partnership          Eight Hotels; 49% LP interest
                                                                             owned by FelCor LP

Promus/FelCor Lombard Venture                   Illinois;                    50% GP interest owned by FelCor
("Lombard JV")                                  General Partnership          LP

MHV Joint Venture                               Texas;                       50% GP interest owned by FelCor
("MHV JV")                                      General Partnership          LP

Promus/FelCor Parsippany Venture                New Jersey;                  50% GP interest owned by FelCor
("Parsippany JV")                               General Partnership          LP

Promus/FelCor San Antonio Venture               Texas;                       50% GP interest owned by FelCor
                                                General Partnership          LP

Kingston Plantation Development                 Delaware;                    97% non-voting Class B
Corporation ("KPDC")                            Corporation                  interest owned by FelCor LP

Promus/FelCor Manager, Inc.                     Delaware;                    50% owned by KPDC
                                                Corporation

Promus/FelCor Hotels, L.L.C.                    Delaware; Limited            1% owned by Promus/FelCor
                                                Liability Company            Manager, Inc.; 99% owned by EPT
                                                                             Atlanta, EPT Austin, EPT Covina,
                                                                             EPT Overland Park, EPT Raleigh,
                                                                             EPT San Antonio, Lombard JV, MHV
                                                                             JV and Parsippany JV

Promus/FCH Development Company, L.L.C.          Delaware;                    50% owned by FelCor LP
                                                Limited Liability
                                                Company

Promus/FCH Condominium Company, L.L.C.          Delaware;                    50% owned by FelCor LP
                                                Limited Liability
                                                Company

FCH/PSH, L.P.                                   Pennsylvania;                1% GP interest owned by
                                                Limited Partnership          FelCor/CSS Hotels; 99% LP
                                                                             interest owned by FelCor LP

                                    # # # #


(1) THE PERCENTAGE INTERESTS REFLECTED ABOVE REPRESENT THE PERCENTAGES OF AGGREGATE EQUITY INTEREST IN THE RESPECTIVE ENTITIES. EACH OF THE GP INTERESTS REFLECTED ABOVE REPRESENTS EITHER THE ENTIRE GENERAL PARTNER INTEREST IN SUCH ENTITY OR AN INTEREST AS THE SOLE ADMINISTRATIVE GENERAL PARTNER OF SUCH ENTITY WITH POWER TO CONTROL THE DAY-TO-DAY OPERATIONS THEREOF.

                          LESSEE QUALIFICATION  STATUS


NAME OF ENTITY                                           STATE
--------------                                           -----
DJONT Operations, L.L.C.                                 Delaware*
                                                         Alabama
                                                         Arizona
                                                         California
                                                         Colorado
                                                         Florida
                                                         Georgia
                                                         Illinois
                                                         Kentucky
                                                         Louisiana
                                                         Minnesota
                                                         New Jersey
                                                         Ohio
                                                         Oklahoma
                                                         Tennessee
                                                         Texas

DJONT Leasing, L.L.C.                                    Delaware*
                                                         Arizona
                                                         California
                                                         Georgia
                                                         Illinois
                                                         Indiana
                                                         Kansas
                                                         Minnesota
                                                         Missouri
                                                         Nebraska
                                                         New Jersey
                                                         New York
                                                         North Carolina
                                                         South Carolina
                                                         Texas

FCH/DT Leasing, L.L.C.                                   Delaware*
                                                         Colorado
                                                         Maryland
                                                         Michigan
                                                         New Jersey
                                                         Ohio
                                                         Pennsylvania
                                                         Texas





FCH/DT Leasing II, L.L.C.                                Delaware*
                                                         Florida
                                                         North Carolina
                                                         Ohio
                                                         Tennessee
                                                         Texas

FCH/SH Leasing, L.L.C.                                   Delaware*
                                                         Arizona
                                                         Florida
                                                         Georgia
                                                         Illinois
                                                         Kentucky   (pending)
                                                         Pennsylvania
                                                         Texas

FCH/SH Leasing II, L.L.C.                                Delaware*
                                                         Vermont

DJONT/EPT Leasing, L.L.C.                                Delaware*
                                                         California
                                                         Georgia
                                                         Illinois
                                                         Kansas
                                                         New Jersey
                                                         North Carolina
                                                         Texas

DJONT/EPT Manager, Inc.                                  Delaware*
                                                         California
                                                         Georgia
                                                         Illinois
                                                         Kansas
                                                         New Jersey
                                                         North Carolina
                                                         Texas

FCOAM, Inc.                                              Texas*
                                                         Massachusetts
-----------------------

          * Domicile state